UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2023 (October 24, 2023)

RTX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Wilson Boulevard, Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

(781) 522-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)

2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Item 1.01.	Entry into a Material Definitive Agreement.

ASR Agreement

On October 24, 2023, RTX Corporation (the “Company”) entered into a master confirmation (each a “Master Confirmation”) and supplemental confirmations (together with the related Master Confirmation, collectively, the “ASR Agreements”), with each of Morgan Stanley & Co. LLC (“Morgan Stanley”), Citibank, N.A. (“Citibank”) and Goldman Sachs & Co. LLC (collectively, with Morgan Stanley and Citibank, the “Counterparties”).  Under the ASR Agreements, the Company will repurchase an aggregate of $10.0 billion of the Company’s common stock (such transaction, the “ASR”) as part of a share repurchase program approved by the Company’s Board of Directors on October 21, 2023. Pursuant to the ASR Agreements, the Company will make payments in an aggregate amount of $10.0 billion to the Counterparties on October 26, 2023, and the Company will receive on October 26, 2023 (the “initial settlement date”) the initial deliveries of approximately 108.45 million shares.  The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the ASR Agreements, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. Upon final settlement of the ASR, under certain circumstances, each of the Counterparties may be required to deliver additional shares of common stock, or the Company may be required to deliver shares of common stock or to make a cash payment, at its election, to the Counterparties.  The final settlement of each transaction under the ASR Agreements is scheduled to occur no later than the third quarter of 2024 and in each case may be accelerated at the option of the applicable Counterparty.

Each of the ASR Agreements contains customary terms for these types of transactions, including, among others, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery upon settlement, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be cancelled prior to the scheduled maturity and various acknowledgments, representations and warranties made by the Company and the Counterparties, as applicable, to one another.

A form of the ASR Agreements is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the ASR Agreements is a summary and is qualified in its entirety by reference to the form of the ASR Agreements.

Bridge Credit Agreement

On October 24, 2023, the Company, as borrower, entered into that certain Bridge Credit Agreement (the “Credit Agreement”) with Citibank, N.A., as administrative agent, and the lenders party thereto, and appointed Citibank, N.A., Goldman Sachs Lending Partners LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, Goldman Sachs Lending Partners LLC, as syndication agent, and Bank of America, N.A., JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as documentation agents, in respect of the bridge loan facilities provided for in the Credit Agreement.

The Credit Agreement provides for $10.0 billion in senior unsecured bridge loan facilities, which will be available until and including November 3, 2023, to fund the ASR and pay related fees and expenses. We expect to borrow the full amount available under the Credit Agreement on the initial settlement date, subject to customary conditions for financings of this type. Borrowings under the Credit Agreement mature on the date that is 364 days after the date loans are made (such date, the “funding date”).

Borrowings under the Credit Agreement bear interest at a rate equal to, at the Company’s option, either an alternate base rate or the term Secured Overnight Financing Rate (“SOFR”), in each case plus an applicable rate that ranges from 0 basis points to 37.5 basis points per annum for alternate base rate loans and from 100 basis points to 137.5 basis points per annum for term SOFR loans, in each case depending on the Company’s senior, unsecured, non-credit-enhanced, long-term debt ratings. The applicable rate increases by 25 basis points per annum on the 90th day after the funding date, by an additional 25 basis points per annum on the 180th day after the funding date and by an additional 25 basis points per annum on the 270th day after the funding date. A duration fee of 50 basis points is payable on the amount of loans outstanding as of the 90th day after the funding date, an additional duration fee of 75 basis points is payable on the amount of loans outstanding as of the 180th day after the funding date and an additional duration fee of 100 basis points is payable on the amount of loans outstanding as of the 270th day after the funding date.

The Credit Agreement contains provisions requiring the reduction of the commitments of the lenders and the prepayment of outstanding bridge loans by the amount of net cash proceeds resulting from the incurrence of certain indebtedness by the Company or its subsidiaries, the issuance of certain capital stock by the Company, certain non-ordinary course sales or dispositions of assets by the Company or its subsidiaries and the entry by the Company or its subsidiaries into certain qualifying term loan facilities, in each case subject to exceptions set forth in the Credit Agreement.

The Credit Agreement contains customary representations and warranties and usual and customary affirmative and negative covenants.  The Credit Agreement also contains certain customary events of default.  After the funding date, if an event of default under the Credit Agreement occurs and is continuing, the principal amount outstanding, and all accrued unpaid interest and other amounts owed, may be declared immediately due and payable. The Company intends to repay the borrowings under the Credit Agreement with long-term debt.

A copy of the Credit Agreement is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 24, 2023, the Company entered into the Credit Agreement as described under Item 1.01 above. The description of the Credit Agreement under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of ASR Agreements

10.2	Bridge Credit Agreement, dated as of October 24, 2023, among RTX Corporation, as borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTX CORPORATION
(Registrant)

Date: October 25, 2023	By:	/s/ NEIL G. MITCHILL JR.
Neil G. Mitchill Jr.
Executive Vice President and Chief Financial Officer